EXHIBIT 5.1

JOHNSON, POPE, BOKOR, RUPPEL & BURNS, LLP
ATTORNEYS AND COUNSELLORS AT LAW

E. D. ARMSTRONG III	RINAT HADAS	MICHAEL C. MARKHAM	CHARLES A. SAMARKOS
BRUCE H. BOKOR	MARION HALE	ZACHARY D. MESSA	KIMBERLY L. SHARPE
JOHN R. BONNER, SR.*	SCOTT C. ILGENFRITZ	A. R. “CHARLIE” NEAL	JOAN M. VECCHIOLI
GUY M. BURNS	FRANK R. JAKES	BRETON H. PERMESLY	STEVEN H. WEINBERGER
JONATHAN S. COLEMAN	TIMOTHY A. JOHNSON, JR.*	F. WALLACE POPE, JR.	JOSEPH J. WEISSMAN
MICHAEL T. CRONIN	SHARON E. KRICK	ROBERT V. POTTER, JR.	STEVEN A. WILLIAMSON
ELIZABETH J. DANIELS	ROGER A. LARSON	JENNIFER A. REH
BECKY FERRELL-ANTON	ANGELINA E. LIM	DARRYL R. RICHARDS	*OF COUNSEL
COLLEEN M. FLYNN	MICHAEL G. LITTLE	PETER A. RIVELLINI
RYAN C. GRIFFIN	CHIH-PIN LU*	DENNIS G. RUPPEL*

PLEASE REPLY TO CLEARWATER

FILE NO. 44877.107865

January 23, 2007

Onscreen Technologies, Inc.
600 N.W. 14th Avenue, Suite 100
Portland, OR 97205

Re:	Onscreen Technologies, Inc. (the “Company”) Registration Statement on Form SB-2

Ladies and Gentlemen:

You have requested our opinion in connection with the registration for resale of an aggregate of 100,646,995 shares of the Company’s Common Stock (the “Shares”), which is described in the Company’s registration statement on Form SB-2 to which this opinion is attached as Exhibit 5.1. The Shares consist of the following:

(i)	convertible debt totaling $10.3 million that was converted into 41,200,000 common shares; and

(ii)	common shares underlying warrants and shares totaling 11,100,000 shares issued to noteholders; and

(iii)	7,228,517 shares pertaining to May 2006 promissory notes; and

(iv)	16,923,992 shares related to promissory notes entered into during second half of 2006 and first quarter of 2007; and

(v)	3,290,000 shares issued for consulting and legal services; and

(vi)	7,064,001 shares issued to current and former employees, directors and advisors; and

(vii)	common shares underlying warrants to purchase 6,800,000 common shares in connection with the repurchase of royalty rights; and

(viii)	common shares underlying warrants to purchase 7,040,485 common shares in connection with the purchase of all patent ownership of WayCool technology.

Collectively (i) through (viii) are referred to as the “Registered Securities.” We have reviewed the Company’s charter documents, the corporate proceedings taken by the Company in connection with the original issuances and the related transactions and such other documents, records and matters of law, as we have deemed necessary for purposes of this opinion.

CLEARWATER OFFICE	TAMPA OFFICE
911 CHESTNUT ST.	403 EAST MADISON ST.
POST OFFICE BOX 1368 (ZIP 33757-1368)	SUITE 400
CLEARWATER, FLORIDA 33756	POST OFFICE BOX 1100 (ZIP 33601-1100)
TELEPHONE: (727) 461-1818	TAMPA, FLORIDA 33602
TELECOPIER: (727) 462-0365	TELEPHONE: (813) 225-2500
TELECOPIER: (727) 441-8617	TELECOPIER: (813) 223-7118

Onscreen Technologies, Inc.
January 23, 2007

JOHNSON, POPE, BOKOR, RUPPEL & BURNS, LLP
ATTORNEYS AND COUNSELLORS AT LAW

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that:

1.    The Registered Securities have been duly authorized and reserved. The shares of common stock when issued upon exercise of each of the warrants in accordance with their terms, including payment of the applicable exercise price will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have (a) that the resolutions of the board of directors of the Company authorizing the Company to issue the Shares will remain in full force and effect until all of the Shares have been issued, and (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and relied, as to certain factual matters, without any independent investigation, inquiry or verification, upon statements or certificates of public officials and of representatives of the Company. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Colorado and the federal laws of the United States of America, in each case as in effect on the date hereof.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

JOHNSON, POPE, BOKOR, RUPPEL & BURNS, LLP

/s/ Michael T. Cronin

Michael T. Cronin